Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
LanzaTech Global Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Primary Offering
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	457(o)	(3)	(3)	(3)	—	—
	Equity	Preferred stock, par value $0.0001 per share	457(o)	(3)	(3)	(3)	—	—
	Debt	Debt Securities(4)	457(o)	(3)	(3)	(3)	—	—
	Other	Warrants	457(o)	(3)	(3)	(3)	—	—
	Other	Subscription Rights	457(o)	(3)	(3)	(3)	—	—
	Other	Units	457(o)	(3)	(3)	(3)	—	—
	Unallocated (Universal) Shelf	—	457(o)	(3)	(3)	$300,000,000(20)	0.00014760	$44,280
	Equity	Common stock underlying AM Warrant(5)	457(g)	300,000	$10.00(6)	$3,000,000	0.00014760	$443
	Equity	Common stock underlying Brookfield SAFE(7)	457(g)	5,000,000	$10.00(8)	$50,000,000	0.00014760	$7,380
	Equity	Common stock underlying Private Placement Warrants(9)	457(g)	4,774,276	$11.50(10)	$54,904,174	0.00014760	$8,104
	Equity	Common stock underlying Public Warrants(11)	457(g)	7,499,924	$11.50(12)	$86,249,126	0.00014760	$12,731
	Equity	Common stock underlying Shortfall Warrants(13)	457(g)	4,083,486	$10.00(14)	$40,834,860	0.00014760	$6,028
	Equity	Common stock, par value $0.0001 per share(15)	457(c)	1,746,303	$2.30(16)	$4,016,497	0.00014760	$593

Secondary Offering
Equity	Common stock underlying AM Warrant(5)	457(g)	300,000	$10.00(6)	$3,000,000	0.00014760	$443
Equity	Common stock underlying Brookfield SAFE(7)	457(g)	5,000,000	$10.00(8)	$50,000,000	0.00014760	$7,380
Equity	Common stock underlying Private Placement Warrants(9)	457(g)	4,774,276	$11.50(10)	$54,904,174	0.00014760	$8,104
Equity	Private Placement Warrants to purchase common stock(17)	457(g)	4,774,276	$11.50(10)	—	0.00014760	—
Equity	Common stock underlying Shortfall Warrants(13)	457(g)	4,083,486	$10.00(14)	$40,834,860	0.00014760	$6,028
Equity	Shortfall Warrants to purchase common stock(18)	457(g)	4,083,486	$10.00(14)	—	0.00014760	—
Equity	Common stock, par value $0.0001 per share(19)	457(c)	189,278,920	$2.30(16)	$435,341,516	0.00014760	$64,257
Total Offering Amounts							$165,771
Total Fees Previously Paid							$0
Total Fee Offsets							$0
Net Fee Due							$165,771

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)Calculated pursuant to Rule 457 under the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00014760.
(3)An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder, which together shall have an aggregate initial offering price not to exceed $300,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.
(4)If any debt securities are issued at an original issue discount, the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder.
(5)Represents 300,000 shares of common stock issuable upon the exercise of a warrant held by ArcelorMittal XCarb S. à r.l., dated December 8, 2021 (the “AM Warrant”) at the equivalent to a price of $10.00 per share.
(6)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on the exercise price applicable to shares issuable upon the exercise of the AM Warrant.
(7)Represents 5,000,000 shares of common stock issuable upon the conversion of that certain Simple Agreement for Future Equity between BGTF LT Aggregator LP and LanzaTech NZ, Inc., dated October 3, 2022 (the “Brookfield SAFE”) at the equivalent to a price of $10.00 per share.
(8)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on the equivalent to the conversion price applicable to shares issuable upon the conversion of the Brookfield SAFE.

(9)Represents 4,774,276 shares of common stock issuable upon the exercise of private placement warrants (the “Private Placement Warrants”) originally issued in a private placement to AMCI Sponsor II LLC in connection with the initial public offering (“IPO”) of AMCI Acquisition Corp. II (“AMCI”) or thereafter at a price of $1.00 per warrant.
(10)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on the exercise price applicable to shares issuable upon the exercise of the Private Placement Warrants.
(11)Represents 7,499,924 shares of common stock that are issuable upon the exercise of public warrants (the “Public Warrants) originally issued in connection with the AMCI IPO as units of AMCI at a price of $10.00 per unit, with each unit consisting of one share of AMCI’s Class A common stock and one-half of one warrant.
(12)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on the exercise price applicable to shares issuable upon the exercise of the Public Warrants.
(13)Represents 4,083,486 shares of common stock that are issuable upon the exercise of certain warrants (the “Shortfall Warrants”) issued in connection with the Forward Purchase Agreement entered into by and among LanzaTech NZ, Inc., AMCI, ACM ARRT H LLC, and the other parties thereto.
(14)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on the exercise price applicable to shares issuable upon the exercise of the Shortfall Warrants.
(15)Represents 1,746,303 shares of common stock underlying options issued to certain holders under our incentive plans (the “Options”).
(16)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act, based on the average of the high and low prices of the Common Stock on The Nasdaq Capital Market on May 1, 2024.
(17)Represents 4,774,276 Private Placement Warrants.
(18)Represents 4,083,486 Shortfall Warrants.
(19)Represents 189,278,920 shares of common stock offered for resale, which consists of (i) up to 18,500,000 shares of common stock issued on February 8, 2023 in a private placement pursuant to subscription agreements, dated March 8, 2022, October 18, 2022, February 1, 2023, and February 6, 2023 (each as amended, as applicable), at a price of $10.00 per share, (ii) up to 2,164,839 shares of common stock held by certain selling stockholders, (iii) up to 1,746,303 shares of common stock underlying the Options held by certain selling stockholders, (iv) up to 5,916,514 shares of common stock purchased by certain selling stockholders subject to that certain forward purchase agreement by and between the LanzaTech Global, Inc. (the “Company”), ACM ARRT H LLC, and the other parties thereto, and (v) up to 160,951,264 shares of common stock, required to be registered pursuant to that certain Registration Rights Agreement, dated February 8, 2023, by and among us and certain of the selling stockholders.
(20)Estimated solely for purposes of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate initial offering price of all securities issued by the registrant pursuant to the unallocated universal shelf base prospectus (inclusive of any shares of common stock of the registrant issued pursuant to the sales agreement prospectus) will not exceed $300,000,000.